EXHIBIT 23(a)

                          INDEPENDENT AUDITORS' CONSENT


THE NEW YORK TIMES COMPANY:

        We consent to the incorporation by reference in this Registration Statement of The New York Times Company on Form S-8 of our report dated February 7, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The New York Times Company for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP


New York, New York
August 2, 1996